Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this registration statement on Form S-8 of our report dated April 17, 2024, relating to our audit of the December 31, 2023 financial statements of TruGolf, Inc.

/s/ Haynie & Company

Salt Lake City, Utah

October 23, 2024